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           [LETTERHEAD OF HABIF, AROGETI & WYNNE, P.C. APPEARS HERE]






                         INDEPENDENT AUDITORS' CONSENT


International CompuTex, Inc.
5500 International North Parkway, Suite 507
Atlanta, Georgia 30328-4662


Gentlemen:

We consent to the incorporation by reference in the Registration Statement number 333-31861 on Form S-8 of International CompuTex, Inc. of our report dated March 14, 1998, except as to Note M, as to which the date is March 24, 1998 relating to the balance sheet of International CompuTex, Inc. as of December 31, 1997 and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996. We also consent to the inclusion of this report in the December 31, 1997 annual report on Form 10-KSB of International CompuTex, Inc.


                                          HABIF, AROGETI AND WYNNE, P.C.

                                           /s/ Habif, Arogeti & Wynne, P.C.
                                          --------------------------------------

Atlanta, Georgia
March 31, 1998